UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2010

CASCADE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	000-25286	91-1661954
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2828 Colby Avenue, Everett, WA 98201
(Address of principal executive offices, including Zip Code)
(425) 339-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2010, Cascade Financial Corporation held its 2010 annual meeting of shareholders. The matters voted on at the meeting and the final voting results are as follows:

1.	The following directors were elected for a term to expire at the 2013 Annual Meeting:

Director	For	Withheld	Broker Non-Votes
Richard L. Anderson, C.P.A.	5,564,510	274,774	2,975,864
Marion R. Foote	5,654,776	184,508	2,975,864
Janice E. Halladay	5,558,111	281,173	2,975,864
Thomas H. Rainville	5,558,972	280,312	2,975,864
Craig G. Skotdal	5,530,870	308,414	2,975,864

2.	A proposal to approve, in an advisory (non-binding) vote, the compensation of executives disclosed in the proxy statement. The proposal was approved.

For	Against	Abstain
8,171,158	1,238,913	713,102

3.	A proposal regarding ratification of Moss Adams LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010. The proposal was approved.

For	Against	Abstain
9,788,287	210,406	124,480

4.
A proposal approving an amendment to Cascade Financial Corporation’s Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 25,000,000 to 65,000,000 shares of common stock, $.01 par value per share. The proposal was approved.

For	Against	Abstain
9,236,555	703,429	183,189

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:           June 23, 2010

CASCADE FINANCIAL CORPORATION
By:	/s/ Carol K. Nelson
Carol K. Nelson President and CEO